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                                                                  EXHIBIT 10.40

                           DIGITAL SOUND CORPORATION

                          DESCRIPTION OF REGISTRANT'S
                     EXECUTIVE OFFICER BONUS PLAN FOR 1997

  The Company's 1997 Executive Officer Bonus Plan (the "Plan") is based solely on achieving the Company's 1997 revenue target. The Plan provides that if 100% of the revenue target is attained, a cash bonus equivalent to 20% of base salary will be earned. If revenue exceeds the annual target by 50%, then the maximum bonus of 75% of base salary will be earned. If revenue exceeds the annual target but by less than 50%, the percentage earned will be linearly prorated. There will be no bonus if the target is not reached.